Exhibit 10(g)(iii)
AMENDMENT NUMBER TWO
TO THE
HARRIS CORPORATION RETIREMENT PLAN

WHEREAS, Harris Corporation, a Delaware corporation (the “Corporation”), heretofore has adopted and maintains the Harris Corporation Retirement Plan, as amended and restated effective January 1, 2016 (the “Plan”);
WHEREAS, pursuant to Section 17.1 of the Plan, the Management Development and Compensation Committee of the Corporation’s Board of Directors (the “Compensation Committee”) has the authority to amend the Plan;
WHEREAS, pursuant to Section 13.3 of the Plan, the Compensation Committee has delegated to the Employee Benefits Committee of the Corporation (the “Employee Benefits Committee”) the authority to adopt non-material amendments to the Plan;
WHEREAS, the Corporation has entered into a Stock Purchase Agreement with Blue Falcon I Inc. and Albany International Corp. (“Albany”) dated as of February 27, 2016 pursuant to which the Corporation is selling the Aerostructures business of EDO LLC to Albany through the sale of the equity of Blue Falcon I Inc. (such agreement, as it may be amended from time to time, the “Purchase Agreement”);
WHEREAS, as a result of such sale, the employees of the Aerostructures business will cease to be employed by an entity participating in the Plan (such employees, the “Aerostructures Employees”);
WHEREAS, the Purchase Agreement provides that effective as of the “Closing Date” (for all purposes of this Amendment, as such term is defined in the Purchase Agreement), each Aerostructures Employee shall become fully vested in his or her account balance in the Plan; and
WHEREAS, the Employee Benefits Committee desires to amend the Plan to reflect the above-described term of the Purchase Agreement and has determined that such amendment is non-material.
NOW, THEREFORE, BE IT RESOLVED, that Schedule B of the Plan is hereby amended, contingent upon the occurrence of the “Closing” (as such term is defined in the Purchase Agreement) and effective as of the Closing Date, to add a new paragraph at the end thereof as follows:

3.    Sale of Blue Falcon I Inc. (i.e., the Aerostructures Business of EDO LLC)
(a) In General. The Company has entered into a Stock Purchase Agreement with Blue Falcon I Inc. and Albany International Corp. dated as of February 27, 2016 pursuant to which the Company will sell the Aerostructures business of EDO LLC (such agreement, as it may be amended from time to time, the “Blue Falcon Purchase Agreement”).
(b) Vesting. Notwithstanding any other provision in the Plan, effective as of the “Closing Date” (as such term is defined in the Blue Falcon Purchase Agreement), the “Business Employees” and the “Leave Employees” (as each such term is defined in the Blue Falcon Purchase Agreement) shall be 100% vested in their Accounts under the Plan.

APPROVED by the HARRIS CORPORATION EMPLOYEE BENEFITS COMMITTEE on this 29th day of March, 2016.
/s/ Adam Histed
Adam Histed, Chairperson

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